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                                                                   Exhibit 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements on Form S-3 (Nos. 333-28737, 333-28737-02, 333-28737-
04, 333-46775, 333-46775-01, and 333-46775-02) and on Form S-8 (Nos. 33-52148,
33-62894, 333-19131, 333-27697, 333-27699, 333-27701 and 333-27703).

                                                        /s/ Arthur Andersen LLP

San Antonio, Texas
March 29, 1999